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                         ALEXANDER ENERGY CORPORATION

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   SIX MONTHS ENDED JUNE 30, 1995 AND 1994

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                                                              For the Three Months Ended
                                                      ------------------------------------------
                                                       March 31,                      June 30,
                                                      ------------                  ------------
1995
Weighted average common and common
   equivalent shares:
  Common stock outstanding from
    beginning of period . . . . . . . . . . .           12,271,563                    12,273,993
  Common stock issued . . . . . . . . . . . .                1,053                         3,217
  Common stock equivalents  . . . . . . . . .                  ---                           ---
                                                      ------------                  ------------

                                                        12,272,616                    12,277,210
                                                      ============                  ============

Net loss                                              $   (441,302)                 $   (212,507)
                                                      ============                  ============

Net loss per common and common
   equivalent share   . . . . . . . . . . . .         $       (.04)                 $       (.02)
                                                      ============                  ============

Weighted average shares (sum of quarters above divided by two)  . . . . . . . . . . . . . . .        12,274,913
                                                                                                    ===========

Net loss (sum of quarters above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  (653,809)
                                                                                                    ===========

Net loss per common and common equivalent share . . . . . . . . . . . . . . . . . . . . . . .       $      (.05)
                                                                                                    ===========


1994
Weighted average common and common
   equivalent shares:
  Common stock outstanding from
    beginning of period . . . . . . . . . . .           11,715,504                    11,715,504
  Common stock issued . . . . . . . . . . . .                  ---                          ---
  Common stock equivalents  . . . . . . . . .              516,483                       454,584
                                                      ------------                  ------------

                                                        12,231,987                    12,170,088
                                                      ============                  ============

Net income                                            $    945,560                  $    490,440
                                                      ============                  ============

Net income per common and common
   equivalent share   . . . . . . . . . . . .         $        .08                  $        .04
                                                      ============                  ============

Weighted average shares (sum of quarters above divided by two)  . . . . . . . . . . . . . . .        12,201,038
                                                                                                    ===========

Net income (sum of quarters above)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,436,000
                                                                                                    ===========

Net income per common and common equivalent share . . . . . . . . . . . . . . . . . . . . . .       $       .12
                                                                                                    ===========
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